Exhibit 99.1

345 E. Main St.
Warsaw, IN 46580
www.zimmerbiomet.com
Contacts:

Media	Investors
Monica Kendrick	Robert J. Marshall Jr.
574-372-4989	574-371-8042
monica.kendrick@zimmerbiomet.com	robert.marshall@zimmerbiomet.com

Barbara Goslee
574-371-9449
barb.goslee@zimmerbiomet.com

Zimmer Biomet Holdings, Inc. Reports First Quarter 2016 Financial Results

•	Net Sales of $1.90 billion represent an increase of 67.8% on a reported basis over the prior year period, and an increase of 1.2% on an adjusted pro forma, constant currency basis

•	Diluted EPS for the first quarter were $0.52 reported, a decrease of 47.5% from the prior year period, and $2.00 adjusted, an increase of 29.9% over the prior year period

•	The Company increases constant currency revenue and adjusted earnings guidance for 2016

(WARSAW, IN) April 28, 2016—Zimmer Biomet Holdings, Inc. (NYSE and SIX: ZBH) today reported financial results for the quarter ended March 31, 2016. The Company reported first quarter net sales of $1.90 billion, an increase of 67.8% on a reported basis and an increase of 1.2% on an adjusted pro forma, constant currency basis, compared to the first quarter of 2015. Diluted earnings per share for the quarter were $0.52 reported and $2.00 adjusted, an increase of 29.9% adjusted over the prior year period.

“Zimmer Biomet’s first quarter revenue was at the high end of our expectations coming into the year, laying the groundwork for sequential sales improvement as 2016 progresses. We also continued to make good progress against our net synergy commitments, which supported our ability to again deliver operating margin leverage and strong adjusted earnings per share results,” said David Dvorak, President and CEO of Zimmer Biomet. “We remain on pace to exit the year at or above market growth rates, driven by our focused commercial channel and the cross-selling opportunities across our market-leading musculoskeletal portfolio.”

Net earnings for the first quarter were $105.9 million on a reported basis and $404.3 million on an adjusted basis, an increase of 51.5% adjusted over the prior year period. Operating cash flow for the first quarter was $265.2 million.

In the quarter, the Company paid $44.6 million in dividends and declared a first quarter dividend of $0.24 per share, reflecting an increase of 9.1 percent over the dividend declared for the first quarter of 2015. Additionally, the Company utilized $415.5 million of cash to repurchase 4.2 million shares. The Company also repaid $400.0 million on its outstanding term loan during the quarter.

Guidance

The Company increased its full-year 2016 constant currency revenue and adjusted earnings per share guidance. The Company now expects constant currency revenue for the full year 2016, as compared to adjusted pro forma 2015 revenue, to increase between 2.0% and 3.0%. Previously, the Company had expected full-year constant currency revenue to increase between 1.5% and 2.5%.

Additionally, the Company now expects foreign currency translation to decrease full-year 2016 revenues by approximately 1.0%, resulting in reported revenue growth between 1.0% and 2.0% when compared to adjusted pro forma 2015 revenue. Previously, the Company estimated foreign currency translation would decrease revenues by 2.0%.

The Company now expects full-year 2016 adjusted diluted earnings per share to be in a range of $7.85 to $8.00. Previously, the Company had estimated a range of $7.80 to $7.95.

Conference Call

The Company will conduct its first quarter 2016 investor conference call today, April 28, 2016, at 8:00 a.m. Eastern Time. The live audio webcast can be accessed via Zimmer Biomet’s Investor Relations website at http://investor.zimmerbiomet.com. It will be archived for replay following the conference call.

Individuals in the U.S. and Canada who wish to dial into the conference call may do so by dialing (877) 941-1227 and entering conference ID 4721887. For a complete listing of international toll-free and local numbers, please visit http://investor.zimmerbiomet.com. A digital recording will be available 24 hours after the completion of the conference call, from April 29, 2016 to May 27, 2016. To access the recording, U.S. and Canada callers should dial (800) 406-7325 and international callers should dial +1 (303) 590-3030, and enter the Access Code ID 4696670.

Sales Table

The following first quarter sales table provides results by geography and product category, as well as the percentage change compared to the prior year quarter on a reported basis, a pro forma reported basis, and an adjusted pro forma constant currency basis.

NET SALES - THREE MONTHS ENDED MARCH 31, 2016

(in millions, unaudited)

				Adjusted
				Pro Forma
			Pro Forma	Constant
	Net	Reported	Reported	Currency
	Sales	% Change	% Change	% Change
Geographic Results
Americas	$1,177	82.5%	(0.5)%	1.8%
EMEA	456	52.7	(6.8)	(1.5)
Asia Pacific	271	42.1	0.6	3.6

Total	$1,904	67.8	(1.9)	1.2

Product Categories
Knees
Americas	$429	57.9	0.5	3.3
EMEA	174	44.1	(5.8)	1.9
Asia Pacific	100	40.0	1.6	7.2

Total	703	51.6	(1.0)	3.5
Hips
Americas	246	69.4	0.6	1.3
EMEA	137	32.9	(6.3)	(2.2)
Asia Pacific	85	34.5	1.5	2.9

Total	468	50.2	(1.3)	0.5
S.E.T(1)	401	83.6	(1.7)	0.2
Dental	109	94.7	(7.4)	(6.0)
Spine & CMF	141	185.1	(1.7)	(1.0)
Other	82	132.6	(7.3)	5.6

Total	$1,904	67.8	(1.9)	1.2

(1)	Surgical, sports medicine, biologics, foot and ankle, extremities and trauma

About the Company

Founded in 1927 and headquartered in Warsaw, Indiana, Zimmer Biomet is a global leader in musculoskeletal healthcare. We design, manufacture and market orthopaedic reconstructive products; sports medicine, biologics, extremities and trauma products; spine, bone healing, craniomaxillofacial and thoracic products; dental implants; and related surgical products.

We collaborate with healthcare professionals around the globe to advance the pace of innovation. Our products and solutions help treat patients suffering from disorders of, or injuries to, bones, joints or supporting soft tissues. Together with healthcare professionals, we help millions of people live better lives.

We have operations in more than 25 countries around the world and sell products in more than 100 countries. For more information, visit www.zimmerbiomet.com, or follow Zimmer Biomet on Twitter at www.twitter.com/zimmerbiomet.

Website Information

We routinely post important information for investors on our website, www.zimmerbiomet.com, in the “Investor Relations” section. We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Note on Non-GAAP Financial Measures

Adjusted earnings per share and adjusted net earnings exclude the effect of inventory step-up and other inventory and manufacturing related charges, certain claims, special items, intangible asset amortization, financing and other expenses related to the Biomet merger and certain tax adjustments. Special items include expenses resulting directly from our business combinations and/or global restructuring, quality and operational excellence initiatives, including employee termination benefits, certain contract terminations, consulting and professional fees, dedicated project personnel, asset impairment or loss on disposal charges and other items. “Pro forma” revenue refers to revenue for prior year periods adjusted to reflect the inclusion of Biomet revenue on a GAAP (reported) basis. “Adjusted pro forma” revenue refers to pro forma revenue adjusted to reflect the impact of the previously announced divestiture remedies. “Constant currency” refers to any financial measure that excludes the effect of changes in foreign currency exchange rates. Reconciliations of these non-GAAP measures to the most directly comparable GAAP measure are included in this press release.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “assumes,” “guides,” “targets,” “forecasts,” “sees” and “seeks” or the negative of such terms or other variations on such terms or comparable terminology. Such forward-looking statements include, but are not limited to, statements about the benefits of the merger between Zimmer and LVB Acquisition, Inc., the parent company of Biomet, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to: the possibility that the anticipated synergies and other benefits from the merger will not be realized, or will not be realized within the expected time periods; the risks and uncertainties related to our ability to successfully integrate the operations, products, employees and distributors of the legacy companies; the effect of the potential disruption of management’s attention from ongoing business operations due to integration matters related to the merger; the effect of the merger on our relationships with customers, vendors and lenders and on our operating results and businesses generally; Biomet’s compliance with its Deferred Prosecution Agreement; the outcome of government investigations; price and product competition; the success of our quality and operational excellence initiatives; changes in customer demand for our products and services caused by demographic changes or other factors; the impact of healthcare reform measures; reductions in reimbursement levels by third-party payors and cost containment efforts of healthcare purchasing organizations; dependence on new product development, technological advances and innovation; shifts in the product category or regional sales mix of our products and services; supply and prices of raw materials and products; control of costs and expenses; the ability to obtain and maintain adequate intellectual property protection; the ability to form and implement alliances; challenges relating to changes in and compliance with governmental laws and regulations, including regulations of the U.S. Food and Drug Administration (the “FDA”) and foreign government regulators, such as more stringent requirements for regulatory clearance of products; the ability to remediate matters identified in any inspectional observations or warning letters issued by the FDA; changes in tax obligations arising from tax reform measures or examinations by tax authorities; product liability and intellectual property litigation losses; the ability to retain the independent agents and distributors who market our products; dependence on a limited number of suppliers for key raw materials and outsourced activities; changes in general industry and market conditions, including domestic and international growth rates and general domestic and international economic conditions, including interest rate and currency exchange rate fluctuations; and the impact of the ongoing economic uncertainty affecting countries in the Euro zone on the ability to collect accounts receivable in affected countries. For a further list and description of such risks and uncertainties, see our periodic reports filed with the U.S. Securities and Exchange Commission. Copies of these filings, as well as subsequent filings, are available online at www.sec.gov, www.zimmerbiomet.com or on request from us. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be set forth in our periodic reports. Readers of this communication are cautioned not to place undue reliance on these forward-looking statements, since, while management believes the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary statement is applicable to all forward-looking statements contained in this communication.

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ZIMMER BIOMET HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF EARNINGS

FOR THE THREE MONTHS ENDED MARCH 31, 2016 and 2015

(in millions, except per share amounts, unaudited)

	2016	2015
Net Sales	$1,904.0	$1,134.4
Cost of products sold, excluding intangible asset amortization	635.2	284.9
Intangible asset amortization	126.6	20.4
Research and development	85.7	48.3
Selling, general and administrative	716.9	424.1
Special items	94.1	86.8

Operating expenses	1,658.5	864.5

Operating Profit	245.5	269.9
Other expense, net	(3.8)	(22.6)
Interest income	1.3	2.6
Interest expense	(88.2)	(23.1)

Earnings before income taxes	154.8	226.8
Provision for income taxes	49.0	55.7

Net Earnings	105.8	171.1
Less: Net Loss attributable to noncontrolling interest	(0.1)	(0.3)

Net Earnings of Zimmer Biomet Holdings, Inc.	$105.9	$171.4

Earnings Per Common Share
Basic	$0.53	$1.01
Diluted	$0.52	$0.99
Weighted Average Common Shares Outstanding
Basic	200.1	170.0
Diluted	202.0	172.9
Cash Dividends Declared Per Common Share	$0.24	$0.22

ZIMMER BIOMET HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions, unaudited)

	March 31,	December 31,
	2016	2015
Assets
Current Assets:
Cash and cash equivalents	$996.8	$1,459.3
Short-term investments	13.4	164.6
Receivables, net	1,568.2	1,446.5
Inventories	2,082.9	2,254.1
Other current assets	420.7	529.2

Total current assets	5,082.0	5,853.7
Property, plant and equipment, net	2,039.0	$2,062.6
Goodwill	10,142.9	9,934.2
Intangible assets, net	8,474.2	8,746.3
Other assets	559.2	563.8

Total Assets	$26,297.3	$27,160.6

Liabilities and Stockholders’ Equity
Current liabilities	$1,514.6	$1,617.9
Other long-term liabilities	4,004.3	4,155.9
Long-term debt	11,117.4	11,497.4
Stockholders’ equity	9,661.0	9,889.4

Total Liabilities and Stockholders’ Equity	$26,297.3	$27,160.6

ZIMMER BIOMET HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2016 and 2015

(in millions, unaudited)

	2016	2015
Cash flows provided by (used in) operating activities
Net earnings	$105.8	$171.1
Depreciation and amortization	246.9	89.0
Share-based compensation	12.7	12.9
Income tax benefits from employee stock compensation plans	10.0	16.4
Excess income tax benefits from employee stock compensation plans	(3.2)	(7.8)
Inventory step-up	153.7	0.4
Changes in operating assets and liabilities, net of acquired assets and liabilities
Income taxes	(40.8)	(12.6)
Receivables	(83.4)	6.6
Inventories	38.3	(57.9)
Accounts payable and accrued expenses	(120.7)	(151.4)
Other assets and liabilities	(54.1)	24.8

Net cash provided by operating activities	265.2	91.5

Cash flows provided by (used in) investing activities
Additions to instruments	(85.1)	(62.4)
Additions to other property, plant and equipment	(27.6)	(34.4)
Purchases of investments	(0.3)	(152.6)
Sales of investments	223.5	320.3
Investments in other assets	(14.7)	(3.0)

Net cash provided by investing activities	95.8	67.9

Cash flows provided by (used in) financing activities
Proceeds from senior notes	—	7,628.2
Payments on term loan	(400.0)	—
Net proceeds under revolving credit facilities	0.3	0.8
Dividends paid to stockholders	(44.6)	(37.3)
Proceeds from employee stock compensation plans	31.3	27.5
Excess income tax benefits from employee stock compensation plans	3.2	7.8
Debt issuance costs	—	(58.4)
Repurchase of common stock	(415.5)	—

Net cash (used in) provided by financing activities	(825.3)	7,568.6

Effect of exchange rates on cash and cash equivalents	1.8	(17.8)

(Decrease) increase in cash and cash equivalents	(462.5)	7,710.2
Cash and cash equivalents, beginning of period	1,459.3	1,083.3

Cash and cash equivalents, end of period	$996.8	$8,793.5

ZIMMER BIOMET HOLDINGS, INC.

NET SALES BY GEOGRAPHY

FOR THE THREE MONTHS ENDED MARCH 31, 2016 and 2015

(in millions, unaudited)

	Three Months Ended March 31,
	2016	2015	% Inc
Americas	$1,177.2	$645.2	82.5%
EMEA	456.3	298.9	52.7
Asia Pacific	270.5	190.3	42.1

Total	$1,904.0	$1,134.4	67.8

ZIMMER BIOMET HOLDINGS, INC.
NET SALES BY PRODUCT CATEGORY
FOR THE THREE MONTHS ENDED MARCH 31, 2016 and 2015
(in millions, unaudited)

	Three Months Ended March 31,
	2016	2015	% Inc
Knees	$703.3	$463.9	51.6%
Hips	467.9	311.4	50.2
S.E.T	401.1	218.4	83.6
Dental	108.6	55.8	94.7
Spine & CMF	141.2	49.5	185.1
Other	81.9	35.4	132.6

Total	$1,904.0	$1,134.4	67.8

ZIMMER BIOMET HOLDINGS, INC.

RECONCILIATION OF PRO FORMA REPORTED % GROWTH TO

ADJUSTED PRO FORMA CONSTANT CURRENCY % GROWTH

(unaudited)

	For the Three Months Ended
	March 31, 2016
				Adjusted
				Pro Forma
	Pro Forma		Foreign	Constant
	Reported	Divestiture	Exchange	Currency
	% Change	Impact	Impact	% Change
Geographic Results
Americas	(0.5)%	(1.9)%	(0.4)%	1.8%
EMEA	(6.8)	(1.3)	(4.0)	(1.5)
Asia Pacific	0.6	(0.7)	(2.3)	3.6
Total	(1.9)	(1.5)	(1.6)	1.2
Product Categories
Knees
Americas	0.5	(2.4)	(0.4)	3.3
EMEA	(5.8)	(3.2)	(4.5)	1.9
Asia Pacific	1.6	(1.7)	(3.9)	7.2
Total	(1.0)	(2.5)	(2.0)	3.5
Hips
Americas	0.6	(0.2)	(0.5)	1.3
EMEA	(6.3)	—	(4.1)	(2.2)
Asia Pacific	1.5	—	(1.4)	2.9
Total	(1.3)	(0.1)	(1.7)	0.5
S.E.T	(1.7)	(0.7)	(1.2)	0.2
Dental	(7.4)	—	(1.4)	(6.0)
Spine & CMF	(1.7)	—	(0.7)	(1.0)
Other	(7.3)	(11.8)	(1.1)	5.6
Total	(1.9)	(1.5)	(1.6)	1.2

ZIMMER BIOMET HOLDINGS, INC.

RECONCILIATION OF NET EARNINGS AND ADJUSTED NET EARNINGS

FOR THE THREE MONTHS ENDED MARCH 31, 2016 AND 2015

(in millions, unaudited)

	Three Months
	Ended March 31,
	2016	2015
Net Earnings of Zimmer Biomet Holdings, Inc.	$105.9	$171.4
Inventory step-up and other inventory and manufacturing related charges	172.9	3.9
Intangible asset amortization	126.6	20.4
Special items
Biomet merger-related	84.5	25.8
Other special items	9.6	61.0
Biomet merger-related expenses in other expense, net	—	19.5
Interest expense on Biomet merger financing	—	8.5
Taxes on above items and other certain tax adjustments (1)	(95.2)	(43.6)

Adjusted Net Earnings	$404.3	$266.9

(1)	The tax effect is calculated based upon the statutory rates for the jurisdictions where the items were incurred.

ZIMMER BIOMET HOLDINGS, INC.

RECONCILIATION OF DILUTED EPS AND ADJUSTED DILUTED EPS

FOR THE THREE MONTHS ENDED MARCH 31, 2016 AND 2015

(unaudited)

	Three Months
	Ended March 31,
	2016	2015
Diluted EPS	$0.52	$0.99
Inventory step-up and other inventory and manufacturing related charges	0.86	0.02
Intangible asset amortization	0.63	0.12
Special items
Biomet-merger related	0.42	0.15
Other special items	0.05	0.35
Biomet merger-related expenses in other expense, net	—	0.11
Interest expense on Biomet merger financing	—	0.05
Taxes on above items and other certain tax adjustments (1)	(0.48)	(0.25)

Adjusted Diluted EPS	$2.00	$1.54

(1)	The tax effect is calculated based upon the statutory rates for the jurisdictions where the items were incurred.

ZIMMER BIOMET HOLDINGS, INC.

RECONCILIATION OF 2016 PROJECTED DILUTED EPS

AND PROJECTED ADJUSTED DILUTED EPS

(unaudited)

Projected Year Ended December 31, 2016:	High	Low
Diluted EPS	$2.97	$2.82
Inventory step-up and other inventory and manufacturing related charges, intangible asset amortization, special items and other expense	6.73	6.73
Taxes on above items*	(1.70)	(1.70)

Adjusted Diluted EPS	$8.00	$7.85

*	The tax effect is calculated based upon the statutory rates for the jurisdictions where the items were or are projected to be incurred.